Exhibit 99.1

Certification of Chief Executive Officer and Treasurer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purpose of complying with 18 U.S.C. Section 1350, each of the undersigned hereby certifies in his or her capacity as an officer of Koppers Inc. (the “Company”) that the Annual Report on Form 11-K of the Employee Savings Plan of Koppers Industries, Inc. and Subsidiaries and the Koppers Industries, Inc. Savings Plan for Union Hourly Employees (the “Plans”) for the year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Plans at the end of such period and the results of operations of the Plans for such period.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 27, 2003

/s/ WALTER W. TURNER
Walter W. Turner
President and Chief Executive Officer and Member of the Retirement Board of Koppers Inc.

/s/ M. CLAIRE SCHAMING
M. Claire Schaming Treasurer

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